EXHIBIT 99.1



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NEWS RELEASE                                                        May 15, 2018

       FSI ANNOUNCES FIRST QUARTER, 2018 FINANCIAL RESULTS Conference call scheduled for Wednesday May 16th, 11:00am Eastern time,
                               8:00am Pacific Time
                            See dial in number below


VICTORIA, BRITISH COLUMBIA, May 15, 2018 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (NYSE Amex: FSI, FRANKFURT: FXT), is the developer and manufacturer of biodegradable polymers for oil extraction, detergent ingredients and water treatment as well as crop nutrient availability chemistry. Flexible Solutions also manufactures biodegradable and environmentally safe water and energy conservation technologies. Today the Company announces financial results for the first quarter (Q1) ended March 31, 2018.

Mr. Daniel B. O'Brien, CEO, states, "First quarter results were reasonable but we hope to do better in the future. Earnings were flat, even with the top line miss, due to product mix and cost control." Mr. O'Brien continues, "Subsequent to the end of the quarter, we received the final insurance payment from the Taber fire. This improves our cash on hand by about $2.4 MM US. Details are in note 5 of the financials."

     o Sales in the first quarter (Q1) were $4,201,180, down approximately 10% when compared to sales of $4,663,708 in the corresponding period a year ago. The financials show a Q1, 2018 net income of $703,664, or $0.06 per share, compared to a net income of $3,252,667, or $0.28 per share, in Q1, 2017. An insurance claim payout of $2,572,288 in Q1, 2017 is the reason for the large discrepancy in the year over year net income. If one were to remove the insurance payout from net income the year over year Q1 net incomes would be very similar.

     o Basic weighted average shares used in computing per share amounts in Q1 were 11,620,291 and 11,458,170 for both 2018 and 2017 respectively.

     o Non-GAAP operating cash flow: For the 3 months ending March 31, 2018, net income reflects $85,400 of non-cash charges (depreciation and stock option expenses), Income tax, Deferred income tax, Net gain or loss from insurance payout and/or write down of inventory, as well as Interest income; which are items not related to operating or current operating activities. When these items are removed, the Company shows operating cash flow of $1,096,979, or $0.09 per share. This compares with operating cash flow of $1,155,828, or $0.10 per share, in the corresponding 3 months of 2017 (see the table that follows for details of these calculations).

The NanoChem division continues to be the dominant source of revenue and cash flow for the Company. New opportunities continue to unfold in detergent, water treatment, oil field extraction and agricultural use to further increase sales in this division. In past years the NanoChem division sales have been less volatile quarter over quarter, however due to increasing sales to agriculture, revenue seasonality may become larger.

* a conference call has been scheduled for 11:00 am Eastern Time, 8:00 am Pacific Time, on Wednesday May 16, 2018. CEO, Dan O'Brien will be presenting and answering questions on the conference call. To participate in this call please dial 1-866-548-4713 (or 1-323-794-2093) just prior to the scheduled call time. The conference call title, "First Quarter 2018 Financials," may be requested.


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The above  information  and  following  table contain  supplemental  information regarding income and cash flow from operations for the 3 months ended March 31, 2018. Adjustments to exclude depreciation, stock option expenses and one time charges are given. This financial information is a Non-GAAP financial measure as defined by SEC regulation G. The GAAP financial measure most directly comparable is net income. The reconciliation of each of the Non-GAAP financial measures is as follows:

                        FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
                      Consolidated Statement of Operations
          For 3 Months Ended March 31 (3 Months Operating Cash Flow)
                                   (Unaudited)
--------------------------------------------------------------------------------
                                                   3 months ended March 31
                                                    2018             2017
                                               ---------------------------------
Revenue                                        $4,201,180     $ 4,663,708

Income (loss) before income tax - GAAP         $1,005,560     $ 3,572,946

Provision for Income tax(net)  - GAAP          $  301,896     $   296,875

Net income (loss)  - GAAP                      $  703,664     $ 3,252,667

Net income (loss) per common share - basic. -
GAAP                                           $     0.06 a   $      0.28 a
3 month weighted average shares used in
computing per share amounts - basic.-  GAAP    11,620,291      11,458,170

                                                  3 month Operating Cash Flow
                                                         Ended March 31
                                               ---------------------------------
Operating Cash flow (3months). NON-GAAP        $1,095,979 b    $1,155,828 b

Operating Cash flow per share excluding
non-operating items and items not related to
current operations (3 months) - basic.         $     0.09 a,b  $     0.10 a,b
NON-GAAP
Non-cash Adjustments (3 month) GAAP            $   85,400      $  103,857 c

Shares (3 month basic weighted average) used
in computing per share amounts - basic GAAP    11,458,170 a    11,620,291 a
--------------------------------------------------------------------------------

Notes: certain items not related to "operations" of the Company have been excluded from net income as follows.

a) Non-GAAP - as a result of the fire at the Taber, Alberta factory an insurance payout of $2,572,288 (net of tax, site clean-up and certain other minor expenses) was received. This resulted in a significant increase in Q1, 2017 net income of $0.22 per share. The inclusion of the insurance payment in the financials should be considered when making a year over year comparison of Flexible Solutions financials. See the financials for details.

b) Non-GAAP - amounts exclude certain non-cash items: depreciation and stock option expense totaling (2018 = $85,400, 2017 = $103,857), Deferred tax expense (2018 = $N/A, 2017 = $23,404), Income tax, (2018 = $301,896, 2017 = $296,875,),
net gain/(loss) of building and equipment from the fire in Taber, Alberta (2018 = ($7,716) also see note 5 in the 2018 financials, 2017 = $2,572,288), Interest income (2018 = $ 1,697, 2017 = $33), write down of inventory (2018 = $N/A, 2017
= $51,346). See the financial statements for all adjustments.

c) Non-GAAP - amounts represent depreciation and stock compensation expense. Safe Harbor Provision The Private Securities Litigation Reform Act of 1995
provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

                        Flexible Solutions International
                6001 54th Ave, Taber, Alberta, CANADA T1G 1X4

                                                                   Jason Bloom
                                                       Toll Free: 800 661 3560
                                                             Fax: 250 477 9912
                                            E-mail: info@flexiblesolutions.com

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removed from our update list please reply to: info@flexiblesolutions.com

To find out more information about Flexible Solutions and our products, please visit www.flexiblesolutions.com.